UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K/A
(Amendment No. 1)

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest reported event):  May 5, 2011

Commission File No. 001-33399

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COMVERGE, INC.
(Exact name of registrant as specified in its charter)

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DELAWARE	22-3543611
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

5390 Triangle Parkway, Suite 300
Norcross, Georgia 30092
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including Area Code:  (678) 392-4954

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Comverge, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on May 11, 2011 (the “Original Filing”).  The sole purpose of this Amendment No. 1 is to disclose, as required by SEC regulations, the Company’s determination of the frequency of future stockholder advisory votes regarding the compensation of the Company’s named executive officers (the “Say-on-Pay Votes”).  No other changes have been made to the Original Filing.

Item 5.07                      Submission of Matters to a Vote of Security Holders.

       As previously reported in the Original Filing, at the Company’s 2011 Annual Meeting of Stockholders held on May 10, 2011, the Company’s stockholders approved, on an advisory basis, that the frequency of future Say-on-Pay Votes should be held annually.  After considering the outcome of such advisory stockholder vote, the Company’s Board of Directors determined that the Company will hold a Say-on-Pay Vote every year until the next required vote on the frequency of Say-on-Pay Votes, with the next Say-on-Pay Vote to be held at the Company’s 2012 Annual Meeting of Stockholders.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMVERGE, INC.

By:    /s/ R. Blake Young
Name:  R. Blake Young
Title: President and Chief Executive Officer

Dated: August 29, 2011